EXHIBIT 11

                COMPUTATION OF EARNINGS PER SHARE

                                          Three months           Six months
                                       ended September 30    ended September 30
                                        1997      1996         1997      1996
                                        ----      ----         ----      ----
Calculation of common and
 common equivalent shares:

 Shares and share equivalent units
   outstanding at beginning of
   the period                         1,607,000 1,586,000   1,590,000  1,585,000

 Weighted average number of shares
   issued during the period:

   Issuance of shares                    37,000                32,000      1,000
                                      --------- ---------  ---------- ----------
   Weighted average shares
   outstanding                        1,644,000 1,586,000   1,622,000  1,586,000

 Common equivalent shares if
   stock options were exercised          51,000    27,000      53,000     25,000

 Contingently issuable share
   equivalent units                                 3,000                  1,000
                                      --------- ---------  ---------- ----------
 Average number of common and common
   equivalent shares outstanding      1,698,000 1,613,000   1,676,000  1,611,000
                                      ========= =========  ========== ==========
Calculation of earnings per share:

 Net income                            $927,000  $557,000  $1,419,000 $1,029,000

 Average number of common and common
   equivalent shares outstanding      1,698,000 1,613,000   1,676,000  1,611,000
                                      --------- ---------  ---------- ----------
 Earnings per common and
   common equivalent share                 $.55      $.35        $.85       $.64
                                           ====      ====        ====       ====

        Fully diluted earnings per share is equivalent to primary earnings per share as the period-end market price of common stock does not result in greater dilution.